Exhibit 99.1

FOX CORPORATION ANNOUNCES RESOLUTION OF

MURDOCH FAMILY TRUST MATTER

New York, NY and Los Angeles, CA – September 8, 2025 – Fox Corporation (“FOX” or the “Company”) (Nasdaq: FOXA, FOX) today announced that the trustee and beneficiaries of the Murdoch Family Trust (“MFT”) informed the Company that they have reached a mutual resolution of the legal proceedings in Nevada related to the MFT, resulting in the termination of all litigation.

New trusts will be established for the benefit of Lachlan Murdoch, Grace Murdoch and Chloe Murdoch (the “Remaining Beneficiary Trusts”), and Prudence MacLeod, Elisabeth Murdoch and James Murdoch (the “Departing Beneficiaries”) will cease to be beneficiaries in any trust holding shares in FOX or News Corporation. New trusts for the benefit of the Departing Beneficiaries will receive cash consideration funded in part using proceeds from the public sale of approximately 16.9 million shares of FOX Class B common stock and approximately 14.2 million shares of News Corporation Class B common stock previously held by the MFT.

Following these transactions, LGC Holdco, LLC (“LGC Holdco”), a company which was established, and is owned, by the Remaining Beneficiary Trusts, will own all of the remaining shares of FOX and News Corporation previously held by the MFT, which is expected to consist of approximately 36.2% of FOX’s Class B common stock and less than 0.1% of FOX’s Class A common stock and approximately 33.1% of News Corporation’s Class B common stock and less than 0.1% of News Corporation’s Class A common stock. During the six-month period following these transactions, the Departing Beneficiaries will also sell their de minimis personal holdings in FOX and News Corporation such that after this six-month period none of the Departing Beneficiaries will have any interest, directly or indirectly, in FOX or in News Corporation. The Departing Beneficiaries will be subject to a long-term standstill agreement preventing them, and their affiliates, from acquiring shares of FOX and News Corporation and taking certain other actions with respect to the companies.

We have further been informed that a term of 2050 will be established for the Remaining Beneficiary Trusts and that, following the above transactions and throughout the term, voting control with respect to the FOX and News Corporation shares owned by LGC Holdco will rest solely with Lachlan Murdoch through his appointed managing director. Rupert Murdoch will continue in his role as Chairman Emeritus of the Company.

FOX’s board of directors welcomes these developments and believes that the leadership, vision and management by the Company’s CEO and Executive Chair, Lachlan Murdoch, will continue to be important to guiding the Company’s strategy and success.

ABOUT FOX CORPORATION

Fox Corporation produces and distributes compelling news, sports, and entertainment content through its primary iconic domestic brands, including FOX News Media, FOX Sports, Tubi Media Group, FOX Entertainment and FOX Television Stations. These brands hold cultural significance with consumers and commercial importance for distributors and advertisers. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develop deeper consumer relationships, and create more compelling product offerings. FOX maintains an impressive track record of news, sports, and entertainment industry success that shapes our strategy to capitalize on existing strengths and invest in new initiatives. For more information about Fox Corporation, please visit www.FoxCorporation.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to the impact of the resolution on the Company or its stock price, if any, as well as changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

ADVISORS

We have been informed that the Remaining Beneficiary Trusts were represented by Skadden, Arps, Slate, Meagher & Flom LLP and the Departing Beneficiaries were represented by Centerview Partners and Cravath, Swaine & Moore LLP.

Press Contacts:

Brian Nick

310-369-3545

brian.nick@fox.com

Lauren Townsend

310-369-2729

lauren.townsend@fox.com

Investor Contacts:

Gabrielle Brown

212-852-7720

gabrielle.brown@fox.com

Charlie Costanzo

212-852-7908

charlie.costanzo@fox.com